Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund

811-09465

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to January 31, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                2,528,451
             1,053,821
   Against
                   159,449
                  56,300
   Abstain
                     78,330
                  14,254
   Broker Non-Votes
                   690,878
                343,877
      Total
                3,457,108
             1,468,252



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                2,527,235
             1,053,821
   Against
                   159,549
                  56,300
   Abstain
                     79,446
                  14,254
   Broker Non-Votes
                   690,878
                343,877
      Total
                3,457,108
             1,468,252



To approve the Agreement and Plan of
Reorganization.


   For
                2,563,785
             1,058,821
   Against
                   123,756
                  51,300
   Abstain
                     78,689
                  14,254
   Broker Non-Votes
                   690,878
                343,877
      Total
                3,457,108
             1,468,252



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293395.

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